UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-137170	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Avenue, Suite 800
Las Vegas, NV  89102
(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449
(Registrant's Telephone Number, Including Area Code)

2300 West Sahara Ave., Suite 800
Las Vegas, NV  89102
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below under Item 5.02(e) is incorporated by reference herein.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Effective May 12, 2010, Consolidation Services, Inc. (the “Company”) elected Richard S. Polep to its Board of Directors.

There are no arrangements, or understandings between the Company and Mr. Polep.  There are no material plans, contracts or arrangements pursuant to which Mr. Polep is a party or in which he participates other than those available to all officers and directors of the Company.

Certain biological information concerning Mr. Polep is as follows:

Richard S. Polep, age 71, was appointed as a member of the Board of Directors of the Company on May 12, 2010.  Mr. Polep has over 45 years experience in public accounting and has substantial experience in financial reporting and disclosure rules and regulations of the Securities and Exchange Commission, including internal controls, initial pubic offerings, private offerings, corporate acquisitions and reorganizations.

Mr. Polep spent 31 years with Grant Thornton LLP, which is ranked number five in international accounting firms.  He was a partner with that firm for 24 years.  He then joined SingerLewak LLP as an audit and quality control partner and was there for eleven years.  Since January 2010, he has been a sole-practitioner performing consulting services for publicly traded and privately held companies as well as accounting and auditing firms.

Mr. Polep has industry experience in manufacturing and distribution, financial services, oil and gas, life sciences, technology, hospitality, and gaming.  He has also served as an expert witness.

Mr. Polep graduated from the University of Southern California in 1961 with a Bachelor of Science degree in Accounting and has been an instructor for the California Society of CPAs.  He is active in the AICPA and is a former member of the AICPA Securities and Exchange Commission Practice Section Executive Committee.

(e) (i)           The Company entered into a one-year employment agreement dated April 7, 2010 with Gary D. Kucher to serve as its President.  Mr. Kucher’s primary office location is at the Company’s headquarters in Las Vegas, Nevada.  His base salary is $7,500 per month through June 30, 2010, increasing to $20,000 per month from and after July 1, 2010.  He is eligible for bonus compensation of 25% of his base salary, if during any year the Company: (i) records annual gross revenues on a consolidated base of at least $5 million; (ii) the Company’s EBITDA, exclusive of officer’s bonuses is at least $1 million; or (iii) the Company completes annual funding, including equity and debt, of at least $3 million.

Mr. Kucher shall receive stock grants equal to 1.5% of the Company’s then outstanding shares on a fully diluted basis at no cost on both May 1, 2010 and September 1, 2010.  Mr. Kucher’s contract may be terminated by the Company for Cause (as defined) or by Mr. Kucher upon three months’ prior notice.  If he is terminated without cause, he will be paid severance pay equal to 12 months of his base salary.  The contract is automatically renewable for one year terms unless earlier terminated.

     (ii)           On April 2, 2010, the Company entered into a one-year employment contract dated April 2, 2010, with Pamela J. Thompson, CPA, PC as an independent contractor to be the Company’s Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.  The contract shall be automatically renewable unless terminated upon notice.  Ms. Thompson is being paid $6,500 per month.  She received 190,000 shares of Common Stock at inception of the contract and 190,000 shares within 180 days thereafter.  Either party may terminate this contract upon five days’ prior written notice.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description

10.1	Employment Agreement dated as of April 7, 2010 by and between Consolidation Services, Inc. and Gary D. Kucher.

10.2	Agreement for Financial and Accounting Consultation Services dated as of April 2, 1010 by and between Consolidation Services, Inc. and Pamela J. Thompson, CPA, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010	CONSOLIDATION SERVICES, INC.

By: /s/ Stephen M. Thompson
Name: Stephen M. Thompson
Title: Chief Executive Officer and Chairman